Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  NEBHELP, INC.

     The undersigned, being the sole Incorporator of NEBHELP, INC., a corporation organized and existing under the Nebraska Business Corporation Act which has not heretofore elected any Directors or issued any shares of stock, hereby amends and restates the Corporation's Articles of Incorporation as follows:

                                   ARTICLE I

                                      NAME

     The name of the Corporation is:

                                  NEBHELP, INC.

                                   ARTICLE II

                                     ADDRESS

     The mailing address of the Corporation is:

                       121 South 13th Street, Lincoln, Nebraska 68508.

                                  ARTICLE III

                            COMMENCEMENT OF EXISTENCE

     The existence of the Corporation commenced on the date of filing of the unamended and unrestated Articles of Incorporation of the Corporation. The Corporation shall have perpetual existence.

                                   ARTICLE IV

                               AUTHORIZED PURPOSES

     The authorized purposes to be conducted or promoted by the Corporation are the following, subject, in all events, to the restrictions set forth in Article X of these Amended and Restated Articles of Incorporation:

     1. To own, hold, acquire, sell, contribute, pledge, originate indirectly through financial institutions but not directly, finance and refinance student loans, which shall include loans to finance educational expenses that are made either to students or to one or more parents of students ("Student Loans") and may or may not be subject to and guaranteed under the Federal Family Education Loan Program.

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     2. To issue the shares of stock authorized more specifically herein
("Equity Securities"), to issue one or more series of securities evidencing a borrowing by the Corporation or a debt of the Corporation, including without limitation the debt securities authorized more specifically herein (together with the Transferred Securities, "Debt Securities"), to issue and acquire options on or with respect to Equity Securities or Debt Securities and to assume and become the successor obligor on or with respect to the Transferred Securities, in all events for one or more of the purposes of raising capital for the Corporation, financing or refinancing Student Loans owned or to be owned by the Corporation and refinancing, redeeming or retiring outstanding Securities.

     3. To enter into an agreement or agreements to effectuate the assumption of liability on the Transferred Securities by the Corporation pursuant to Section 150(d)(3) of the Internal Revenue Code of 1986, as amended, and applicable state law.

     4. To assume and become a party to the Transferred Indentures and other agreements executed by NEBHELP in connection therewith.

     5. To execute and deliver, or assume upon transfer from NEBHELP: (a) one or more student loan purchase agreements (each, a "Purchase Agreement") by and between the Corporation or NEBHELP, as purchaser, and sellers selected by the Corporation; and (b) one or more servicing agreements (each, a "Servicing Agreement"), by and among the Corporation and servicers selected by the Corporation.

     6. To (a) accept and assume all rights and title in and to all assets of NEBHELP which NEBHELP transfers to the Corporation, including all Statutory Assets; (b) to purchase all or a portion of the Non-Statutory Assets from NEBHELP; and (c) to the fullest extent permitted by law, to accept and assume all of the responsibilities and all of the rights of NEBHELP under NEBHELP's agreements with the Secretary of Education in respect of Student Loans; and to enter into one or more agreements to effectuate any such acceptance and assumption.

     7. To establish one or more trust relationships with eligible lenders under the Higher Education Act of 1965, as amended, and to enter into such agreements and take such actions as shall be necessary or appropriate to secure all available benefits thereunder for Federal Family Education Loan Program Loans owned by or on behalf of the Corporation.

     8. To create or facilitate the creation of, and transfer of rights or assets to, one or more limited purpose trusts, partnerships, limited liability companies, subsidiary corporations or other types of limited purpose entities (each a special purpose vehicle or an "SPV") in furtherance of other authorized purposes of the Corporation and to facilitate the issuance of securities by SPVs as may be necessary or advisable to carry out the authorized purposes of the SPVs.

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     9. To establish and maintain segregated accounts, including, without limitation, the Senior Stock Redemption Price Payment Account described in
Article V, Section 2(h) below, to provide for the payment when due of amounts required to refinance, redeem or retire outstanding Securities.

     10. To contract with other parties for management of the operations of the Corporation.

     11. To take such other action and undertake such other activities as shall be authorized by the Board of Directors as being necessary or appropriate and in furtherance of any of the foregoing purposes of the Corporation.

                                   ARTICLE V

                 AUTHORIZED SHARES OF STOCK AND OTHER SECURITIES

     SECTION 1. AUTHORIZED SHARES OF STOCK. The Corporation shall have authority to issue the following three classes of stock, and only the following three classes of stock, up to the maximum number of shares and for the par value in each case indicated below:

          (a) 10 shares of Senior Stock, par value of $100.00 per share.

          (b) 1,000 shares of Convertible Preferred Stock, par value of $100.00 per share. Convertible Preferred Stock may be issued on more than one occasion within the limitations imposed herein but the first issuance must be for aggregate consideration received by the Corporation of not less than $52 million.

          (c) 1,000 shares of Common Stock, par value of $100.00 per share.

     SECTION 2. SENIOR STOCK. All shares of Senior Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          (a) DIVIDENDS. The holders of the Senior Stock shall be entitled to receive, out of any Legally Available Funds, dividends as and when declared by the Board of Directors. All dividends or other distributions paid with respect to shares of Senior Stock shall be paid pro rata among all shares of Senior Stock and in like manner to all of the holders thereof entitled thereto.

          (b) PRO RATA PARTICIPATION. For so long as any Senior Stock remains outstanding, no dividends (whether in cash or other property) shall be declared or paid on the Common Stock or on any Convertible Preferred Stock unless there shall also be declared or paid at the same time a dividend in cash or other property, as the case may be, on the outstanding Senior Stock equal to the Senior Stock Pro Rata Participation.

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          (c) REDEMPTION.

               (i) MANDATORY REDEMPTION AT HOLDER'S OPTION. (A) Senior Stock shall be subject to mandatory redemption at the election of the holder out of Legally Available Funds at a price per share equal to the Senior Stock Redemption Price upon written notice delivered by the holder of such Senior Stock to the Corporation before the designated redemption date, which designated redemption date shall be (1) a date which is a Business Day between 210 days and 280 days after the date of initial issuance of Senior Stock or (tithe second anniversary of the date of initial issuance of Senior Stock and every two years thereafter; provided that if any such day is not a Business Day then the next Business Day thereafter (each a "Permitted Redemption Date"). Any holder electing to require redemption of shares of Senior Stock shall elect the redemption of all of its Senior Stock and shall give written notice to the Corporation of such election not more than 30 and not less than 10 days prior to the Permitted Redemption Date upon which the holder elects to have its Senior Stock redeemed. Upon receipt of such written notice, the Corporation shall be obligated to redeem the aggregate number of shares of Senior Stock owned by such holder or holders on the next Permitted Redemption Date but only out of, and to the extent of, Legally Available Funds. The Corporation shall be obligated to undertake its best efforts, which shall include, without limitation, the issuance of Securities and undertaking activities described in Article IV, Section 8 of the Articles of Incorporation consistent with legal and contractual restrictions under which it is then operating, including without limitation legal obligations imposed by federal, state or local income tax laws (the "Senior Stock Redemption Funding Activities"), to make available on the designated Permitted Redemption Date or as soon thereafter as practicable Legally Available Funds in an amount sufficient to pay the Senior Stock Redemption Price for each share of Senior Stock then to be redeemed. Any Legally Available Funds not then on deposit in the Senior Stock Redemption Price Payment Account shall be deposited therein as soon as possible consistent with the terms hereof and applicable law. Funds on deposit in the Senior Stock Redemption Price Payment Account shall be applied to pay the Senior Stock Redemption Price for each share of Senior Stock then to be redeemed.

               (B) On the designated Permitted Redemption Date, the holder or holders seeking to redeem shares of Senior Stock shall surrender for cancellation at the offices of the Corporation the certificates representing the shares of Senior Stock to be so redeemed, and each holder of shares of Senior Stock then tendered for redemption shall be entitled to receive the Senior Stock Redemption Price for each such share of Senior Stock. In lieu of the share certificate, if


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          appropriate the holder may surrender an affidavit that the share certificate is lost, stolen, destroyed or mutilated, together with indemnification reasonably satisfactory to the Corporation. If the amount on deposit and available in the Senior Stock Redemption Price Payment Account is sufficient to pay the Senior Stock Redemption Price for each share of Senior Stock which has been tendered for redemption on the designated Permitted Redemption Date, all shares of Senior Stock which the holder or holders thereof have elected to redeem shall be deemed to have been redeemed on the designated Permitted Redemption Date whether or not the certificates for such shares have been surrendered for redemption and cancellation, and such shares shall from and after such date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no right other than the right to receive the Senior Stock Redemption Price for each share of Senior Stock so redeemed but without any interest thereon from and after the designated Permitted Redemption Date.

               (C) On the designated Permitted Redemption Date there shall be paid from Legally Available Funds to the holders of the Senior Stock which is to be redeemed on such Permitted Redemption Date the Senior Stock Redemption Price for each share of Senior Stock so redeemed, or so much thereof as can be paid from Legally Available Funds. In the event that, notwithstanding the foregoing, Legally Available Funds are not sufficient to pay the full Senior Stock Redemption Price for each share of Senior Stock which has been tendered for redemption, the Unredeemed Portion of Senior Stock shall be returned to the tendering holder or, at the holder's option retained by the Corporation to be redeemed at a price per share equal to the Senior Stock Redemption Price as of the designated Permitted Redemption Date from the first Legally Available Funds obtained by the Corporation thereafter. At the demand of a holder of an Unredeemed Portion of Senior Stock that elects to have the Corporation retain the Unredeemed Portion of Senior Stock, the Corporation shall undertake the Senior Stock Redemption Funding Activities (described above) in order to generate Legally Available Funds sufficient to pay the Senior Stock Redemption Price of the holder's Unredeemed Portion of Senior Stock.

               (D) Senior Stock may be issued in fractional shares to the extent necessary to reflect the Unredeemed Portion of Senior Stock. In the event that following the tender of Senior Stock for redemption at the direction of the holder thereof there is any Unredeemed Portion of Senior Stock, and the tendering shareholder so elects, there shall be returned to the tendering holder shares of Senior Stock (including fractional shares) which, as a percentage of the shares of Senior Stock tendered for redemption by such holder, equals the percentage of the Senior Stock Redemption Price for all tendered shares that is represented by the amount by which Legally Available Funds fall short in the payment of the Senior Stock Redemption Price for all tendered shares of Senior Stock.

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               (ii) REDEMPTION AT THE OPTION OF THE CORPORATION. The Corporation
          shall have the right, at its sole option and election, out of Legally Available Funds, including Funds on deposit in the Senior Stock Redemption Price Payment Account, to redeem the Senior Stock, in whole, on any Business Day on or after 340 days following the date of its original issuance or in part on any Business Day on or after 364 days following the date of its original issuance at a price per share equal to the Senior Stock Redemption Price. Notwithstanding the foregoing, the Corporation shall not have the right to elect to redeem all or any portion of the Senior Stock on a redemption date that is less than 60 days prior to any even-numbered anniversary of the date of the initial issuance of the Senior Stock.

               (iii) SUSPENSION OF REDEMPTION DATE. The redemption date for Senior Stock, whether a designated Permitted Redemption Date or the date selected by the Corporation for redemption, shall be suspended as provided in the definition of Statutory Amount herein.

          (d) NOTICE OF REDEMPTION. Notice of every redemption provided for in
     Section 2(c)(ii) of this Article V shall be given by mailing the same to every holder of record of Senior Stock, not less than 10 nor more than 30 days prior to the date fixed as the date of the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation or as supplied by them in writing to the Corporation for the purposes of such notice. The notice shall state that the shares specified in such notice will be redeemed by the Corporation at a price per share equal to the Senior Stock Redemption Price and on the date specified in such notice, upon the surrender for cancellation at the places designated in such notice of the certificates representing the shares of Senior Stock to be so redeemed. On and after the date specified in the notice described above, each holder of shares of Senior Stock called for redemption, upon presentation and surrender in accordance with such notice of the certificates for shares of Senior Stock held by such holder and called for redemption, or an affidavit of loss, theft, destruction or mutilation, as aforesaid, shall be entitled to receive the Senior Stock Redemption Price for each share of its Senior Stock out of Legally Available Funds. If the Corporation shall give notice of redemption as aforesaid and the Corporation shall have on deposit in the Senior Stock Redemption Price Payment Account Legally Available Funds in an amount equal to the Senior Stock Redemption Price for all shares of Senior Stock called for redemption, all shares called for redemption shall be deemed to have been redeemed on the date specified in such notice whether or not the certificates for such shares be surrendered for redemption and cancellation, and such shares so called for redemption shall from and after such date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no rights other than the right to receive the Senior Stock Redemption Price for each share of their Senior Stock but without any interest thereon from or after such date.

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          (e) CANCELLATION OF REDEEMED SHARES. All shares of Senior Stock purchased or redeemed by the Corporation shall be forthwith retired and canceled, and shall not be reissued, sold or transferred.

          (f) RIGHTS ON LIQUIDATION. If there occurs any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (referred to herein as a "Liquidation"), then before any distribution or payment shall be made to holders of Common Stock or Convertible Preferred Stock in respect of the Liquidation, but after payment or provision for payment of all unpaid principal of and interest on any debts and other liabilities of the Corporation, the holders of the Senior Stock shall be entitled to be paid an amount equal to the Senior Stock Redemption Price for each outstanding share of Senior Stock as of the date of such distribution or payment.

          (g) VOTING RIGHTS. Each outstanding share of Senior Stock shall be entitled to vote on each matter on which the Common Stockholders or any other stockholders of the Corporation shall be entitled to vote fully as if they were shares of Common Stock or such other stock, and each holder of Senior Stock shall be entitled to the number of votes per share, determined as of the record or other date set for determining the holders of shares of Common Stock eligible to vote on the matter to be voted upon, equal to one vote per share. In addition to these voting rights, each holder of Senior Stock shall possess the individual and special rights of consent or approval specifically granted in these Amended and Restated Articles of Incorporation.

          (h) SECURITY FOR PAYMENT OF SENIOR STOCK REDEMPTION PRICE. Unless and until such time as (x) the Required Senior Stockholders shall agree otherwise or (y) there shall be no Senior Stock outstanding, (i) the Corporation shall withdraw from the funds and accounts established by or under Financing Documents an amount equal to all Excess Trust Estate Cash Flows and (ii) the Corporation shall establish a separate account (the "Senior Stock Redemption Price Payment Account") and deposit therein the following amounts:

               (i) All Excess Trust Estate Cash Flows withdrawn from the funds and accounts established by or under Financing Documents to the extent they constitute Legally Available Funds,

               (ii) All net proceeds of the issuance and sale of any Convertible Preferred Stock,

               (iii) All net proceeds realized from the issuance of Common
          Stock,

               (iv) All contributions of capital to the Corporation by holders of Equity Securities to the extent they constitute Legally Available Funds,

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               (v) All net proceeds of Securities issued by the Corporation in excess of (A) amounts needed to pay amounts owing in respect of outstanding Securities intended to be refinanced, redeemed or retired by the newly issued Securities and related expenses, and (B) amounts intended to finance Student Loans and related reserves and expenses, to the extent they constitute Legally Available Funds,

               (vi) All net proceeds of the sale or other disposition of any assets of the Corporation, including any sale or disposition in connection with activities described in Item 8 of Article IV hereof, to the extent they constitute Legally Available Funds, and

               (vii) All earnings and other accretions to value on or in respect of amounts on deposit in the Senior Stock Redemption Price Payment Account.

     The Senior Stock Redemption Price Payment Account shall be maintained in trust at a bank having trust powers for the exclusive benefit of the holder or holders of outstanding Senior Stock until such time as all outstanding Senior Stock shall have been fully paid and retired or redeemed in accordance with its or their terms, after which any amounts remaining on deposit in the Senior Stock Redemption Price Payment Account shall be available to the Corporation for general corporate purposes. Such a bank shall accept in writing such account subject to the terms and conditions set forth in this Section 2(h) and shall agree to provide written reports monthly as to the balance on deposit therein to the Corporation and all holders of outstanding Senior Stock. Amounts on deposit in the Senior Stock Redemption Price Payment Account shall not be commingled with other moneys of the Corporation or alienated or otherwise encumbered in any way by the Corporation and, unless all Senior Stockholders otherwise agree, may only be withdrawn therefrom (and shall be withdrawn therefrom) to pay the Senior Stock Redemption Price with respect to each share of Senior Stock as and when due in accordance with these Articles of Incorporation.

     While any Senior Stock is outstanding such amounts may be invested only in such investments as the Required Senior Stockholders shall approve and shall be invested in such investments as the Required Senior Stockholders shall direct.

     SECTION 3. CONVERTIBLE PREFERRED STOCK. All shares of Convertible Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          (a) DIVIDENDS. The holders of Convertible Preferred Stock shall be entitled to receive, out of any Legally Available Funds, dividends as and when declared by the Board of Directors. All dividends or other distributions paid with respect to shares of Convertible Preferred Stock shall be paid pro rata among all shares of Convertible Preferred Stock and in like manner to all of the holders thereof entitled thereto.

          (b) PRO RATA PARTICIPATION. For so long as any Convertible Preferred Stock remains outstanding, no dividends (whether in cash or other property) shall be declared or paid on the Senior Stock or Common Stock unless there shall also be declared or paid at the same time a dividend in cash or other property, as the case may be, on the outstanding Convertible Preferred Stock equal to the Convertible Preferred Stock Pro Rata Participation.

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          (c) REDEMPTION.

               (i) The Corporation shall have the right, at its sole option and election, out of Legally Available Funds, to redeem the Convertible Preferred Stock, in whole, at any time on any business day following the date as of which all Senior Stock has been fully redeemed in accordance with these Articles of Incorporation (each such day, a "Redemption Date") at a price equal to the Convertible Preferred Stock Redemption Price.

               (ii) On the designated Redemption Date, the holder or holders of shares of Convertible Preferred Stock called for redemption shall surrender for cancellation at the offices of the Corporation the certificates representing the shares of Convertible Preferred Stock to be so redeemed, and each holder of shares of Convertible Preferred Stock then tendered for redemption shall be entitled to receive the Convertible Preferred Stock Redemption Price. In lieu of the share certificate, if appropriate the holder may surrender an affidavit that the share certificate is lost, stolen, destroyed or mutilated together with indemnification reasonably satisfactory to the Corporation.

               (iii) On the designated Redemption Date there shall be paid from Legally Available Funds to the holders of the Convertible Preferred Stock the Convertible Preferred Stock Redemption Price.

               (iv) Notice of every redemption provided for in Section 3(c) of this Article V shall be given by mailing the same to every holder of record of Convertible Preferred Stock, not less than 30 nor more than 60 days prior to the date fixed as the date of the redemption thereof, at the respective addresses of such holders as the same shall appear on the stock transfer books of the Corporation or as supplied by them in writing to the Corporation for the purposes of such notice. The notice shall state that the shares specified in such notice will be redeemed by the Corporation at the Convertible Preferred Stock Redemption Price and on the date specified in such notice, upon the surrender for cancellation at the places designated in such notice of the certificates representing the shares of Convertible Preferred Stock to be so redeemed. On and after the date specified in the notice described above, each holder of shares of Convertible Preferred Stock called for redemption, upon presentation and surrender in accordance with such notice of the certificates for shares of Convertible Preferred Stock held by such holder and called for redemption, or an affidavit of loss, theft, destruction or mutilation, as aforesaid,


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          shall be entitled to receive therefor the applicable Convertible
          Preferred Stock Redemption Price out of Legally Available Funds. If the Corporation shall give notice of redemption as aforesaid and the Corporation shall have on deposit the Convertible Preferred Stock Redemption Price in Legally Available Funds for those shares of Convertible Preferred Stock, all shares called for redemption shall be deemed to have been redeemed on the date specified in such notice whether or not the certificates for such shares be surrendered for redemption and cancellation, and such shares so called for redemption shall from and after such date cease to represent any interest whatever in the Corporation or its property, and the holders thereof shall have no rights other than the right to receive such Convertible Preferred Stock Redemption Price but without any interest thereon from or after such date.

               (d) CANCELLATION OF REDEEMED SHARES. All shares of Convertible Preferred Stock purchased or redeemed by the Corporation shall be forthwith retired and canceled, and shall not be reissued, sold or transferred.

               (e) RIGHTS ON LIQUIDATION. If there occurs any Liquidation, then before any distribution or payment shall be made to holders of Common Stock in respect of the Liquidation, but after payment or provision for payment of all unpaid principal of and interest on any debts and other liabilities of the Corporation and after holders of Senior Stock have been paid the Senior Stock Redemption Price for each share of outstanding Senior Stock, the holders of the Convertible Preferred Stock shall be entitled to be paid an amount equal to the Convertible Preferred Stock Preference Amount as of the date of such distribution or payment.

               (f) VOTING RIGHTS. Outstanding shares of Convertible Preferred Stock shall have no voting rights, except that each holder of Convertible Preferred Stock shall possess the individual and special rights of consent or approval specifically granted in these Articles of Incorporation to holders of Convertible Preferred Stock.

               (g) CONVERSION. The Convertible Preferred Stock shall be convertible in whole and not in part into Common Stock according to the Conversion Formula and at the option of the holder thereof at one time upon ten (10) days' prior written notice to the Corporation, which the Corporation shall then forward to holders of any outstanding Senior Stock and holders of Common Stock. The option to exercise the conversion feature of the Convertible Preferred Stock shall exist from 40 days to three years, inclusive, following the initial issuance of the Convertible Preferred Stock. The option may only be exercised on a Business Day.

               (h) AUTHORIZING RESOLUTION AND SPECIFIC TERMS. The principal amount and the other terms and provisions of the Convertible Preferred Stock not inconsistent herewith shall be as prescribed in a resolution of the Board of Directors authorizing the issuance of the Convertible Preferred Stock and approved by all holders of Senior Stock then outstanding.

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     SECTION 4. COMMON STOCK. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

          (a) VOTING RIGHTS. Each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to the number of votes per share, determined as of the record or other date set for determining the holders of shares of stock of the Corporation eligible to vote on the matter to be voted upon, equal to one vote per share.

          (b) DIVIDENDS. The holders of Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of Legally Available Funds. Any dividend or other distribution on the Common Stock shall be paid pro rata among shares of Common Stock and in like manner to all of the holders thereof entitled thereto.

          (c) PRO RATA PARTICIPATION. For so long as any Common Stock remains outstanding, no dividends (whether in cash or other property) shall be declared or paid on Senior Stock or Convertible Preferred Stock unless there shall also be declared or paid, as the case may be, a dividend in cash or property, as the case may be, on Common Stock equal to the Common Stock Pro Rata Participation.

          (d) RIGHTS IN LIQUIDATION. In the event of any Liquidation, after payment or provision for payment of all unpaid principal of and interest on any debts and other liabilities of the Corporation, the payment of the Senior Stock Redemption Price for each outstanding share of Senior Stock and the payment of the Convertible Preferred Stock Preference Amount, the holders of shares of Common Stock shall be entitled to share, pro rata, in the remaining net assets of the Corporation to the extent allowed by law.

     SECTION 5. TRANSFER RESTRICTIONS. The status of holders of stock (of any one or more authorized classes of stock) of the Corporation and the transfer of such shares may be limited to the extent deemed necessary or appropriate by the Board of Directors and consistent with applicable law. These limitations shall be set forth in the forms of the share certificates representing the stock or in agreements governing the subject class of stock.

                                   ARTICLE VI

                          INITIAL REGISTERED OFFICE AND
                                REGISTERED AGENT

     The street address of the initial registered office of the Corporation is 1650 Farnam Street, Omaha, Nebraska 68102, and the name of the Corporation's initial registered agent at that address is Karilyn E. Kober.

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                                  ARTICLE VII

                           INITIAL BOARD OF DIRECTORS

     The Corporation shall have five directors until such time as Special Directors are required by Article XI hereof, at which time the Corporation shall have seven directors. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than five or the minimum number required by Nebraska law, whichever is greater.

                                  ARTICLE VIII

                                  INCORPORATOR

               The name and address of the incorporator is:

         Name                               Address

         Karilyn E. Kober                   Kutak Rock
                                            1650 Farnam Street
                                            Omaha, NE 68102

                                   ARTICLE IX

                                     BYLAWS

     The power to adopt, alter, amend or repeal bylaws shall be vested exclusively in the holders of Senior Stock, the holders of the Convertible Preferred Stock and the holders of Common Stock, in each case voting as a class so that the approval of the holders of a majority of the issued and outstanding shares of each such class shall be required before the Corporation may adopt, alter, amend or repeal any bylaws of the Corporation.

                                   ARTICLE X

                                  RESTRICTIONS

     So long as there remain outstanding any Securities rated by a Rating Agency, any Senior Stock or any Convertible Preferred Stock:

     1. The Corporation shall not engage in any business or activity other than the business and activity set forth in Article IV hereof and as otherwise permitted herein.

     2. The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any other entity without the approval of all Special Directors, the Required Senior Stockholders and the Required Convertible Preferred Stockholders and without having (i) given at least thirty (30) days' advance written notice thereof to each Rating Agency and (ii) received a Tax Opinion.

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     3. The Corporation shall not dissolve or liquidate, in whole or in part, without the unanimous vote of all Directors and unless (i) the Required Senior Stockholders and the Required Convertible Preferred Stockholders shall have consented thereto and (ii) the Corporation receives a Rating Confirmation from each Rating Agency.

     4. The funds and other assets of the Corporation shall not be commingled with those of any other individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

     5. Except that the Corporation may assume liability on the Transferred Securities, the Corporation shall not hold itself out as being liable for or guarantee the debts of any other party or pledge its assets to secure the debt of another party and shall not solicit or accept any guarantee or surety as to its debts or obligations from an affiliated entity.

     6. The Corporation shall act solely in its corporate name and through its duly authorized officers or agents in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned. The Corporation shall have no employees other than a President and a Secretary and/or Treasurer of the Corporation. The Corporation shall not authorize any agents to act on its behalf except directly in furtherance of authorized purposes or activities of the Corporation.

     7. The Corporation shall maintain corporate records and books of account and shall not commingle its corporate records and books of account with the corporate records and books of any other corporation. The books of the Corporation may be kept (subject to any provision contained in the applicable statutes) inside or outside the State of Nebraska at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

     8. The Board of Directors of the Corporation shall hold appropriate meetings to authorize all of its corporate actions required to be so authorized by applicable law, these Articles of Incorporation or resolution of the Board.

     9. Meetings of the shareholders of the Corporation shall be held not less frequently than one time per annum and meetings of the Board of Directors shall be held no less frequently than three times per annum.

     10. The Corporation shall not issue or assume or redeem or repurchase any Debt Securities, incur any indebtedness, issue, redeem or repurchase any Equity Securities or declare or pay any dividends on any Equity Securities without the consent of the Required Senior Stockholders and the Required Convertible Preferred Stockholders, except that without such consent (a) the Transferred Securities may be assumed by the Corporation, (b) the Corporation may incur obligations that are incurred in the normal course of business to carry on the purposes of the Corporation other than financing Student Loans if the obligations arise under an Approved Management Agreement or an Approved Servicing Contract, (c) Common Stock may be issued upon conversion of any Convertible Preferred Stock, (d) the Senior Stock may be issued to NEBHELP and an initial eleven shares of Common Stock may be issued, (e) Senior Stock and Convertible Preferred Stock may be redeemed as expressly authorized in these Articles of Incorporation and (f) an initial issuance of Convertible Preferred Stock yielding not less than $52,000,000 in proceeds to the Corporation may be issued.

     11. No Securities or indebtedness (other than Senior Stock, Convertible Preferred Stock, Common Stock and obligations described in clause 10(b) above) may be issued, incurred or assumed by the Corporation without prior delivery to the Corporation of a Rating Confirmation.

     12. The Corporation shall not pledge any of its assets, except as collateral for Debt Securities assumed or issued in accordance with these Articles of Incorporation, without the prior approval of the Required Senior Stockholders and the Required Convertible Preferred Stockholders and without prior delivery to the Corporation of a Rating Confirmation.

     13. The Corporation shall maintain in place an Approved Management Agreement and an Approved Servicing Contract from and after the assumption of the Transferred Securities by the Corporation and shall not, at any time, enter into any management agreement, servicing agreement, employment contract or other contract or agreement, whether oral or written, pertaining to the management or operations of the Corporation, or modify or amend any such existing agreement or contract, unless the agreement or contract, or the existing agreement or contract as so modified, (a) is an Approved Management Agreement, in the case of management, and an Approved Servicing Contract, in the case of servicing Student Loans, and (b) receives the approval of the Required Senior Stockholders and the Required Convertible Preferred Stockholders. The Corporation, acting through the Board of Directors or otherwise, shall not approve expenditures or the assumption of liabilities by the Corporation in excess of amounts set forth in an Approved Management Agreement or an Approved Servicing Contract without the prior approval of the Required Senior Stockholders and the Required Convertible Preferred Stockholders.

     14. The Corporation shall not engage in any of the activities authorized in
Article IV, item number 8 of these Articles of Incorporation unless the activities are approved by the Required Senior Stockholders and the Required Convertible Preferred Stockholders and unless a Rating Confirmation is delivered to the Corporation.

     15. The Corporation shall at all times operate under an operating budget governing expenditures by the Corporation and other customary matters that is approved by its Board of Directors, the Required Senior Stockholders and the Required Convertible Preferred Stockholders.

     16. No action shall be taken by vote of stockholders of the Corporation except by majority vote of all stockholders entitled to vote on the question and no action shall be taken by vote of Directors except by majority vote of all incumbent Directors, subject to such greater majority or unanimous vote as shall otherwise be prescribed hereunder or by applicable law.

     17. The Corporation shall at all times maintain its status as a "C corporation" within the meaning of Section 1361(a)(2) of the Code.

                                   ARTICLE XI

                           SPECIAL DIRECTOR PROVISIONS

     So long as there remain outstanding any Securities of the Corporation rated by a Rating Agency, any Senior Stock or any Convertible Preferred Stock, the Corporation shall have at least two Special Directors who shall be members of the Board of Directors. A Special Director shall be any person who (a) is not and for the prior five years has not been (i) a stockholder, officer, director, partner or employee or a significant customer, creditor, supplier or independent contractor of the Corporation, its ultimate parent or any subsidiaries or affiliates thereof, or (ii) a member of the immediate family of any person described above, and (b) does not directly or indirectly own any class of voting stock of the Corporation or any of its affiliates. As used herein, the term "affiliate" means any person controlling, under common control with, or controlled by the person in question, and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. As used herein, the term "significant" means any person described above (A) who, in the preceding fiscal year and for so much of the then current fiscal year as has passed, received compensation from the Corporation, its ultimate parent or any subsidiaries or affiliates thereof, in excess of 0% of such person's consolidated gross revenues or who reasonably expects to receive revenues from the Corporation, its ultimate parent or any subsidiaries or affiliates thereof, in the current fiscal year in excess of such amount, or (B) from whom, in the preceding fiscal year and for so much of the then current fiscal year as has passed, the Corporation, its ultimate parent or any subsidiaries or affiliates thereof, received revenues in excess of 0% of such person's consolidated gross revenues or from whom the Corporation, its ultimate parent or any subsidiaries or affiliates thereof, reasonably expects to receive revenues in excess of such amount in the current fiscal year. Nothing herein shall prohibit the payment of customary compensation and expenses by the Corporation or any affiliate to the Special Directors (as special director of the Corporation or the affiliate) and no Special Director shall be disqualified as such on account of such payment.

     If a Special Director resigns, dies or becomes incapacitated, or such position is otherwise vacant, no action requiring the unanimous affirmative vote of the Board of Directors shall be taken until a successor Special Director is elected and qualified and approves such action. In the event of the death, incapacity, or resignation of a Special Director, or a vacancy for any other reason, a successor Special Director shall be appointed by the remaining directors. The Special Directors, in voting on matters subject to the approval of the Board of Directors, shall at all times take into account the interests of creditors of the Corporation in addition to their fiduciary duty to the Corporation. No Special Director may be removed unless his or her successor is appointed.

                                  ARTICLE XII

                             BANKRUPTCY RESTRICTIONS

     The Corporation shall not, without the unanimous affirmative vote of the entire Board of Directors (which shall include the Special Directors) of the Corporation and the consent of the Required Senior Stockholders and the Required Convertible Preferred Stockholders, institute any proceedings to adjudicate the Corporation a bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against the Corporation, file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation.

                                  ARTICLE XIII

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law and herein, and all rights conferred on stockholders are subject to this reservation, provided that any such amendment, alteration or repeal shall receive the prior written consent of the Required Senior Stockholders and the Required Convertible Preferred Stockholders and, at any time that the Corporation is an obligor on any outstanding Debt Securities, no amendment shall be effective unless the Corporation has received a Tax Opinion and a Rating Confirmation. In addition, none of Articles X, XI, XII or XIII shall be amended or changed without the affirmative vote of all Special Directors.

                                  ARTICLE XIV

                                   DEFINITIONS

     Unless the context otherwise requires, the following terms when used in these Articles of Incorporation shall have the meanings herein specified:

     "APPROVED MANAGEMENT AGREEMENT" means (a) the management agreement by and between the Corporation and NHELP, Inc., a Nebraska corporation, under which NHELP, Inc. manages the operations of the Corporation, that is in effect at the time that the Corporation assumes the Transferred Securities, and (b) any other such agreement between the Corporation and a party other than NHELP, Inc. or between the Corporation and NHELP, Inc., which, if it includes materially different terms than the agreement referred to in clause (a) hereof, is the subject of 30 days' prior written notice to all Rating Agencies.

     "APPROVED SERVICING CONTRACT" means (a) a contract for the servicing of Student Loans by and between the Corporation and "Unipac Service Corporation or the manager of the operations of the Corporation and Unipac Service Corporation under which Student Loans owned directly or beneficially by the Corporation are to be serviced in conformity with applicable law, that is in effect at the time that the Corporation assumes the Transferred Securities, or any other such contract with one or more other service providers if the aggregate principal amount of all Student Loans so serviced is not more than ten (10) percent of the aggregate principal amount of all Student Loans owned directly or beneficially by the Corporation and (b) any other such agreement with any other service provider or with Unipac Service Corporation which, if it includes materially different terms than the contract referred to in clause (a) hereof, is the subject of thirty (30) days' prior written notice to all Rating Agencies.

     "ASSET FAIR MARKET VALUE" shall have the meaning given to such term in the definition of "Statutory Amount" herein.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations of the United States Department of the Treasury promulgated thereunder.

     "COMMON STOCK" means the regular voting common stock of the Corporation authorized by Article V, Sections 1 and 4 of these Articles of Incorporation, and having the rights and privileges specified in, these Articles of Incorporation.

     "COMMON STOCK PRO RATA PARTICIPATION" means the portion, expressed as a percentage, of a payment, asset, right or obligation, as the case may be, that is equal to the percentage of all paid-in capital of the Corporation that is attributable to Common Stock. For purposes of this definition the paid-in capital of the Corporation that is attributable to Common Stock shall equal the fair market value (if not cash then as determined according to procedures approved by the Board of Directors, all holders of outstanding Senior Stock and all holders of outstanding Convertible Preferred Stock and as to which the Board of Directors receives a Tax Opinion) of all property contributed to the Corporation by the holders of the Common Stock (or, if the Common Stock was issued upon the conversion of Convertible Preferred Stock, the net proceeds received by the Corporation upon issuance of the Convertible Preferred Stock that are converted into Common Stock) and in return for which such holders received no consideration other than Common Stock (unless the Common Stock was issued upon conversion of Convertible Preferred Stock), subject to the adjustment specified in the next sentence. When, at the time of distribution of accumulated earnings of the Corporation the Common Stock Pro Rata Participation is to be measured, paid-in capital attributable to the Common Stock shall be adjusted to reflect the different levels of the Common Stock Pro Rata Participation that may have existed during the time over which the accumulated earnings of the Corporation that are to be distributed accrued. For purposes of this definition, the paid-in capital of the Corporation shall equal the total of the paid-in capital of the Corporation that is attributable to the Convertible Preferred Stock in the definition of Convertible Preferred Stock Pro Rata Participation, the paid-in capital of the Corporation that is attributable to the Common Stock herein and the paid-in capital of the Corporation that is attributable to the Senior Stock in the definition of Senior Stock Pro Rata Participation.

               "CONVERSION FORMULA" means the formula by which is determined the number of shares of Common Stock into which Convertible Preferred Stock is to be converted upon conversion of any issued and outstanding Convertible Preferred Stock, to wit: one share of Common Stock for the number of shares of Convertible Preferred Stock representing paid-in capital received by the Corporation upon original issuance of such Convertible Preferred Stock equal to the book value of the Corporation allocable to one share of Common Stock. For this purpose book value of the Corporation allocable to one share of Common Stock shall equal the quotient of (a) the positive difference between all assets of the Corporation and all liabilities of the Corporation (including outstanding Senior Preferred Stock and outstanding Convertible Preferred Stock as liabilities for this purpose, with the Minimum Senior Stock Redemption Price as the Senior Preferred Stock liability and the paid-in capital received upon issuance of the Convertible Preferred Stock as the Convertible Preferred Stock liability) divided by (b) the number of then issued and outstanding shares of Common Stock.

     "CONVERTIBLE PREFERRED STOCK" means the Convertible Preferred Stock authorized under and defined in Article V, Sections 1 and 3 of these Articles of Incorporation.

     "CONVERTIBLE PREFERRED STOCK PREFERENCE AMOUNT" means, on a date of measurement, the amount that would be the Convertible Preferred Stock Redemption Price if such day were a designated Redemption Date for Convertible Preferred Stock.

     "CONVERTIBLE PREFERRED STOCK PRO RATA PARTICIPATION" means the portion, expressed as a percentage, of a payment, asset, right or obligation, as the case may be, that is equal to the percentage of all capital of the Corporation that is attributable to Convertible Preferred Stock. For purposes of this definition the paid-in capital of the Corporation that is attributable to Convertible Preferred Stock shall equal the net proceeds received by the Corporation upon issuance of Convertible Preferred Stock, subject to the adjustment specified in the next sentence. When, at the time of distribution of accumulated earnings of the Corporation the Convertible Preferred Security Pro Rata Participation is to be measured, capital attributable to the Convertible Preferred Stock shall be adjusted to reflect the different levels of the Convertible Preferred Security Pro Rata Participation that may have existed during the time over which the accumulated earnings of the Corporation that are to be distributed accrued. For purposes of this definition, the capital of the Corporation shall equal the paid-in capital of the Corporation that is attributable to the Convertible Preferred Stock herein, the paid-in capital of the Corporation that is attributable to the Common Stock in the definition of Common Stock Pro Rata Participation and the paid-in capital that is attributable to the Senior Stock in the definition of Senior Stock Pro Rata Participation. In no event shall a Convertible Preferred Security Pro Rata Participation exceed any limit imposed by applicable law.

     "CONVERTIBLE PREFERRED STOCK REDEMPTION PRICE" means, as to the Convertible Preferred Stock being redeemed, the gross proceeds of the Convertible Preferred Stock paid by the initial owner thereof, plus the Convertible Preferred Stock Pro Rata Participation in all Legally Available Funds held by the Corporation up to but not more than an amount that would provide, as of the date of redemption, an annualized return of 6.00% per annum on the Convertible Preferred Stock being redeemed from the date of issuance when taken together with all previous dividends paid thereon.

     "CORPORATION" means the corporation organized by these Articles of Incorporation.

     "DEBT SECURITIES" has the meaning set forth in Article IV, item 2. hereof.

     "EQUITY SECURITIES" has the meaning set forth in Article IV, item 2.
hereof.

     "EXCESS TRUST ESTATE CASH FLOWS" means the earnings generated directly or indirectly by assets held under Financing Documents that have been retained under the Financing Documents and that exceed the minimum collateral amounts required to be maintained under the Financing Documents and/or may otherwise be released from the lien of the Financing Documents.

     "FINANCING DOCUMENTS" means, collectively or individually, any document, instrument or agreement evidencing, governing or securing any Debt Security issued or assumed by the Corporation.

     "INSOLVENCY EVENT" means either (a) the Corporation shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code,
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or
(b) a proceeding or case shall be commenced, without the application or consent of the Corporation, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Corporation or of all or any substantial part of its property, or
(iii) similar relief in respect of the Corporation under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 or more days; or an order for relief against the Corporation shall be entered in an involuntary case under the Bankruptcy Code.

     "LEGALLY AVAILABLE FUNDS" means funds that (i) are held by the Corporation free of any valid lien, encumbrance, restriction or claim which would prevent their use for the purpose in question, or, if subject to any such lien, encumbrance, restriction or claim, may be withdrawn free therefrom by the Corporation for application to other purposes of the Corporation, and (ii) may be lawfully applied to the purpose in question, after funding reserves which, by determination of the Board of Directors which receives the approval of the Required Senior Stockholders and the Required Convertible Preferred Stockholders, are necessary for the payment of operating expenses of the

Corporation and federal, state or local income taxes relating to the Corporation that are accrued but unpaid and for which adequate funds are not then on hand or are reasonably expected to accrue and become payable before other adequate funds are expected to be available therefor. All funds on deposit in the Senior Stock Redemption Price Payment Account shall be conclusively considered to be Legally Available Funds for the purpose of paying the Senior Stock Redemption Price for each outstanding share of Senior Stock (but for no other purpose until all shares of the Senior Stock have been fully redeemed unless the Required Senior Stockholders shall otherwise agree). No funds constituting any part of a Trust Estate under and within the meaning of a Transferred Indenture shall constitute Legally Available Funds for any purposes until withdrawn therefrom in accordance therewith. When used in connection with the payment of the Senior Stock Redemption Price, the funds of the Corporation indicated by the expression "Legally Available Funds" will not be reduced by the Common Stock Pro Rata Participation or the Convertible Preferred Security Pro Rata Participation but shall instead represent all such funds of the Corporation. When used in connection with the payment of the Convertible Preferred Stock Redemption Price or the Convertible Preferred Stock Preference Amount, such funds shall not be reduced by the Common Stock Pro Rata Participation but shall instead represent all such funds of the Corporation.

     "LIQUIDATION" has the meaning set forth in Article V, Section 2(f) hereof.

     "MATERIAL AMOUNT" means $100,000 in value.

     "NEBHELP" means Nebraska Higher Education Loan Program, Inc. a Nebraska not-for-profit corporation, and its successors.

     "NELNET" means National Education Loan Network, Inc.

     "NON-STATUTORY ASSETS" means all of NEBHELP's assets other than its Statutory Assets.

     "PERMITTED REDEMPTION DATE" has the meaning set forth in Article V, Section 2(c)(i) hereof.

     "RATING AGENCY" means, at any time, a securities rating service then rating any of the Corporation's Securities at the request of the Corporation or a previous obligor on such Securities.

     "RATING CONFIRMATION" means, as to any action or circumstance for which it is sought, written confirmation from each Rating Agency that its then current ratings on the Corporation's Securities will not be lowered or withdrawn solely as a result of such action or circumstance.

     "REDEMPTION DATE" has the meaning set forth in Article V, Section 3(c)(i) hereof.

     "REQUIRED CONVERTIBLE PREFERRED STOCKHOLDERS" means the holders of more than 50% of all issued and outstanding shares of Convertible Preferred Stock.

     "REQUIRED SENIOR STOCKHOLDERS" means the holders of all issued and outstanding shares (including fractional shares) of Senior Stock.

     "SECURITIES" means, collectively, Equity Securities and Debt Securities, it being understood that such terms do not include securities issued by an SPV.

     "SENIOR STOCK" means the stock of the Corporation identified as Senior Stock and authorized by Article V, Sections 1 and 2 of these Articles of Incorporation and having the terms and provisions described herein.

     "SENIOR STOCK FAIR MARKET VALUE" shall have the meaning given to such term in the definition of "Statutory Amount" herein.

     "SENIOR STOCK PRO RATA PARTICIPATION" means, subject to the following sentence, the portion, expressed as a percentage, of a payment, asset, right or obligation, as the case may be, that is equal to the percentage of all paid-in capital of the Corporation that is attributable to the paid-in capital attributable to the Senior Stock. For purposes of this definition the paid-in capital of the Corporation that is attributable to the Senior Stock shall equal the greater of $52,000,000 or the Asset Fair Market Value, subject to the adjustment specified in the next sentence. When, at the time of distribution of accumulated earnings of the Corporation the Senior Stock Pro Rata Participation is to be measured, paid-in capital attributable to the Senior Stock shall be adjusted to reflect the different levels of the Senior Stock Pro Rata Participation that may have existed during the time over which the accumulated earnings of the Corporation that are to be distributed accrued. For purposes of this definition the paid-in capital of the Corporation shall equal the total of the paid-in capital of the Corporation that is attributable to the Convertible Preferred Stock in the definition of Convertible Preferred Stock Pro Rata Participation, the paid-in capital of the Corporation that is attributable to the Common Stock in the definition of Common Stock Pro Rata Participation and the paid-in capital of the Corporation that is attributable to the Senior Stock herein.

     "SENIOR STOCK REDEMPTION PRICE" means, with respect to each share of Senior Stock, the greater of (i) the Statutory Amount and (ii) the amount obtained by dividing $52 million by the number of shares of Senior Stock originally issued.

     "SENIOR STOCK REDEMPTION PRICE PAYMENT ACCOUNT" means the account described as such in Section 2(h) of Article V of these Articles of Incorporation.

     "SPECIAL DIRECTOR" means a member of the Board of Directors of the Corporation meeting the requirements for a Special Director set forth in Article XI of these Articles of Incorporation.

     "SPV" shall have the meaning given to it in Article IV, Item 8 hereof.

     "STATUTORY AMOUNT" means, with respect to each share of Senior Stock, the greater of (a) the fair-market value of such share of Senior Stock on the date of liquidation or redemption (whichever is applicable) ("Senior Stock Fair Market Value") or (b) the amount-obtained by dividing (i) the fair-market value at the time of transfer of all assets transferred to the Corporation in exchange for the Senior Stock as reduced by the amount of all liabilities of the transferor assumed by the Corporation in connection with such transfer ("Asset Fair Market Value") by (ii) the number of shares of Senior Stock initially issued in connection with such transfer. In the case of both clause (a) and clause (b), "fair market value" for purposes of this definition shall be determined according to the following procedures and Section 150(d)(3) of the Code. A Tax Opinion as to such procedures shall be conclusive evidence that fair market value has been determined according to Section 150(d)(3) of the Code for purposes of these Amended and Restated Articles of Incorporation.

               (1) Promptly after the Tax Election, two financial or accounting firms shall be requested to undertake the evaluation of Asset Fair Market Value and share their results immediately between themselves and with NEBHELP and the Corporation.

               Asset Fair Market Value shall be the average of the values provided by the evaluators and, if one evaluator offers a range of values, the middle of that range shall be the number used in calculating said average. Ambiguity or conflict in connection with this process shall be resolved by action of the Board of Directors of the Corporation.

               (2) At such time as the Corporation becomes aware that Senior Stock is to be redeemed or that the Corporation is to be liquidated, the Corporation shall notify all holders of Senior Stock and all holders of Common Stock of such fact, together with the scheduled redemption date, and shall retain the two firms that provided evaluations of the Asset Fair Market Value (or if either firm refuses to serve, such other independent firm as the Corporation shall select). Thereafter the two firms shall then be directed to undertake the required evaluations of the Senior Stock Fair Market Value and share their results with the Corporation, the holders of Senior Stock, the holders of Convertible Preferred Stock and the holders of Common Stock. The evaluations shall be due within fifteen (15) days of their request. The Corporation shall be obligated to provide the evaluators with all information and data available to it that is reasonably requested by an evaluator for purposes of completing the required evaluation and shall endeavor to provide all requested financial information as of the most current date practicable. The evaluators shall be entitled to estimate and/or extrapolate from financial information provided to them by the Corporation or other sources reasonably deemed by them to be reliable.

               Unless both evaluators report the same Senior Stock Fair Market Value, the Senior Stock Fair Market Value shall fall within the range of values provided by the evaluators and, if an evaluator itself offers a range of values, the middle of that range shall be the number used in calculating the other range. Ambiguity or conflict in connection with this process shall be resolved by action of the Board of Directors of the Corporation, which action must receive the approval of all holders of outstanding Senior Stock. The holders of Common Stock, the holders of Convertible Preferred Stock and the holders of Senior Stock must endeavor to select by unanimous decision the Senior Stock Fair Market Value from within the range of values provided by the evaluators. If they are unable to reach such a unanimous decision, and the range of values is less than ten (10) % of the greater value, the Senior Stock Fair Market Value shall be the average of the two values creating the range of values. If such parties are unable to reach such a unanimous decision and the range of values is greater than ten (10) % of the greater value, then the matter shall be submitted to a third evaluator selected by the two evaluators that submitted Senior Stock Fair Market Value evaluations. The third evaluator so selected may not be, and may not be affiliated with, any holder of a Debt Security or Equity Security of the Corporation and must assert in writing its professional competence to undertake the Senior Stock Fair Market Value evaluation. The third evaluator must further agree to provide the necessary evaluation within fifteen (15) days of its agreement to serve as such. The cost of the third evaluator's services, like the costs of the other two evaluators' services, shall be borne by the Corporation. The amount stated by the third evaluator to be the Senior Stock Fair Market Value, or the average of the two values creating the range of values offered by the third evaluator as the range of the Senior Stock Fair Market Value, shall itself be the Senior Stock Fair Market Value for all purposes of these Articles of Incorporation, including the purpose of determining the Senior Stock Redemption Price.

               Senior Stock Fair Market Value must be thus established before any Senior Stock may be redeemed or the Corporation may be liquidated. Any delay in determining Senior Stock Fair Market Value shall suspend but not cancel the effectiveness of the demand or call for redemption of Senior Stock and the redemption date shall thereafter be the date on which the Senior Stock Fair Market Value is determined in accordance herewith.

     "STATUTORY ASSETS" means the Student Loans and contract rights and other assets pledged under the Transferred Indentures and required to be transferred to the Corporation pursuant to the Tax Election.

     "STUDENT LOANS" has the meaning set forth in Article IV, Item 1 of these Articles of Incorporation.

     "TAX ELECTION" means the election by NEBHELP under Section 150(d)(3) of the Code to cease being a qualified scholarship funding corporation under Section 150(d)(2) of the Code.

     "TAX OPINION" means an opinion of counsel approved by all holders of outstanding Senior Stock stating that the proposed action as to which the opinion is required will not adversely affect the intended tax characterization of any Securities of the Corporation and will be consistent with Section -150(d)(3) of the Code and the Tax Election.

     "TRANSFERRED INDENTURES" means the indentures pursuant to which the Transferred Securities were issued that are described in the definition of Transferred Securities herein.

     "TRANSFERRED SECURITIES" means

               (a) Multiple-Mode Student Loan Program Revenue Bonds, Series 1985 A, B, C, D and E, issued pursuant to a Trust Indenture, dated as of November 15, 1985, as supplemented and amended, between NEBHELP and U.S. Bank National Association (f/k/a First National Bank and Trust Company of Lincoln);

               (b) Multiple-Mode Student Loan Program Revenue Bonds, Series 1986 A, B, C and D, issued pursuant to a Trust Indenture, dated as of December 1, 1986, as supplemented and amended, between NEBHELP and First National Bank of Omaha;

               (c) Multiple-Mode Student Loan Program Revenue Bonds, Series 1988 C, issued pursuant to a Trust Indenture, dated as July 1, 1988, as supplemented and amended, between NEBHELP and U.S. Bank National Association (f/k/a FirsTier Bank, National Association);

               (d) Residual Asset Capital Appreciation Bonds issued pursuant to a Trust Indenture dated as of December 1, 1989, between NEBHELP and FirsTier Bank, National Association, Lincoln Nebraska and defeased pursuant to an Escrow Agreement dated as of April 7, 1995, as amended;

               (e) Series 1992 A-1 Senior Lien Bonds, A-2 Senior Lien Bonds, A-3 Senior Lien Notes, A-4A Component Senior Lien Notes, A-4B Component Senior Lien Notes, Senior 1992 A-5 Senior Subordinate Lien Bonds and A-6 Junior Subordinate Lien Bonds, issued pursuant to a Trust Indenture, dated as of December 1, 1992, as supplemented and amended, between NEBHELP and Norwest Bank Minnesota, National Association;

               (f) 1993-1 Series A-1 Senior Notes, Series A-2 Senior Notes, Series A-3 Senior Notes, Series A4 Senior Notes, Series A-5A Senior Subordinate Bonds, Series A-5B Senior Subordinate Bonds, Series A-6 Junior Subordinate Bonds and Series A-7 Residual Bonds, issued pursuant to a Trust Indenture, dated as of June 1, 1993, as supplemented and amended, between NEBHELP and Norwest Bank Minnesota, National Association;

               (g) Multiple-Mode Student Loan Program Revenue Bonds, 1993 Series B, issued pursuant to an Amended and Restated Trust Indenture, dated as of March 10, 1994 between NEBHELP and Norwest Bank Minnesota, National Association; and

               (h) Fixed Rate Commercial Paper Notes, issued pursuant to a Trust Indenture dated as of May 1, 1997, as amended and supplemented, between NEBHELP and Norwest Bank Minnesota, National Association.

     "UNREDEEMED PORTION OF SENIOR STOCK" means, in any case in which Senior Stock is tendered for redemption at the demand of the holder in accordance with these Articles of Incorporation, the Senior Stock tendered for which Legally Available Funds are insufficient to fully pay the Senior Stock Redemption Price.

                                   ARTICLE XV

                                    LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take action as a director except for liability (i) for the amount of a financial benefit received by a director to which he or she is not entitled; (ii) for intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Neb. Rev. Stat.ss. 21-2096; and (iv) for an intentional violation of criminal law.

                                  ARTICLE XVI

                                 INDEMNIFICATION

     To the extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise or as a trustee, officer, employee or agent of an employee benefit plan, against expenses, including attorney fees, and, except for actions by or in the right of the Corporation, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful.

     To the extent permitted by law, the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

     The indemnity provided for by this Article shall not be deemed to be exclusive of any other rights to which those indemnified may be otherwise entitled, nor shall the provisions of this Article be deemed to prohibit the Corporation from extending its indemnification to cover other persons or activities to the extent permitted by law or pursuant to any provisions in the Bylaws.

                                  ARTICLE XVII

                                  MISCELLANEOUS

     To the full extent allowed by law the stockholders and Board of Directors of the Corporation may take action by meetings conducted through telephone or by written consent.

                       ----------------------------------

     The foregoing Amended and Restated Articles of Incorporation were adopted by written consent of the Incorporator dated April 1, 1998, pursuant to Section 21-20,120. The Corporation has not yet elected Directors nor issued any shares of stock.

Dated this 1st day of April, 1998


                                                  /s/ Karilyn E. Kober
                                                  ----------------------------
                                                  Karilyn E. Kober